Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-211278, 333-182982, 333-129772 and 333-33616 on Form S-8 and Registration Statement No. 333-223187 on Form S-3ASR of our reports dated February 11, 2020, relating to the financial statements of Loews Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 11, 2020